UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2024

FIRSTSUN CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	333-258176	81-4552413
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 16th Street, Suite 250
Denver, Colorado 80202
(Address of principal executive offices and zip code)

(303) 831-6704
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value	FSUN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR § 230.405) or 12b-2 of the Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 19, 2024, Christopher C. Casciato resigned as a director of FirstSun Capital Bancorp (the “Company”). Mr. Casciato’s decision did not involve a disagreement with the Company.
Mr. Casciato has served as a board member of the Company since 2017 as the director representative for Lightyear Fund III. L.P. (“Lightyear”) under the Stockholders’ Agreement entered into between the Company and certain of its stockholders dated June 19, 2017, as amended, (the “Stockholders’ Agreement”) which provides Lightyear the right to nominate one representative to the Company’s board of directors. Lightyear’s nominating right will terminate at such time as Lightyear and their affiliates collectively own less than 577,193 shares of the Company’s common stock, or 40% of their common stock ownership position purchased by Lightyear in 2012 and 2013 private placements. The 40% threshold is based on the number of shares of common stock held by Lightyear as of the date of the Stockholders’ Agreement.
Mr. Casciato expressed his pleasure serving on the Board of the Company and wished continued success to the Company. Mr. Casciato has been a valuable board member since 2017, and the Company similarly appreciates his contributions during his tenure. The Company thanks Mr. Casciato for his service to the Company and wishes him the best in future endeavors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTSUN CAPITAL BANCORP

Date: December 23, 2024	By:	/s/ Neal E. Arnold
	Name:	Neal E. Arnold
	Title:	Chief Executive Officer